UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022 (May 12, 2022)

CoreCivic, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

 (615) 263-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 12, 2022, CoreCivic, Inc., a Maryland corporation (the “Company”), entered into a Third Amended and Restated Credit Agreement dated as of May 12, 2022, by and among the Company, as Borrower, certain lenders party thereto from time to time, and Alter Domus Products Corp., as Administrative Agent for the lenders (the “New Credit Agreement”). The credit facilities provided pursuant to the New Credit Agreement (the “New Credit Facilities”) effectively replace the Company’s existing senior secured credit facilities.

Credit Facilities

The New Credit Facilities are in the aggregate principal amount of $350 million, consisting of a $100 million term loan and a $250 million revolving credit facility that has a $25 million sublimit for swingline loans and a $100 million sublimit for the issuance of standby letters of credit. In addition, the Company has an option to increase the availability under the revolving credit facility and to request term loans from the lenders in an aggregate amount not to exceed the greater of (a) $200 million and (b) 50% of consolidated EBITDA for the most recently ended four-quarter period, subject to, among other things, the receipt of commitments for the increased amount. The New Credit Facilities mature on May 12, 2026.

Collateral and Guarantees

The loans and other obligations under the New Credit Facilities are guaranteed by each of the Company’s domestic restricted subsidiaries.

The Company’s obligations under the New Credit Facilities and the guarantees are secured by, among other things:

•
the capital stock (or other ownership interests) of the Company’s domestic restricted subsidiaries, subject to customary exclusions, and 65% of the capital stock (or other ownership interests) of the Company’s “first-tier” foreign subsidiaries;

•	the accounts receivable of the Company and its domestic restricted subsidiaries; and

•	substantially all of the deposit accounts of the Company and its domestic restricted subsidiaries.

In the event that (a) the consolidated total leverage equals or exceeds 4.00 to 1.00 or (b) the Company incurs certain debt above a specified threshold, certain intangible assets and unencumbered real estate assets that meet a 50% loan-to-value requirement are required to be added as collateral.

Interest and Fees

The Company’s borrowings under the New Credit Facilities, other than the swingline loans, bear interest at rates that, at the Company’s option, can be either:

•
a base rate defined as the greatest of (a) the U.S. “prime rate” last quoted by The Wall Street Journal (or another national publication selected by the Administrative Agent), (b) the federal funds rate (as published by the Federal Reserve Bank of New York), plus 0.50%, (c) the daily BSBY (Bloomberg Short-Term Bank Yield Index) rate for a one month interest period plus 1.00%, and (d) 1.00%, plus, in each case, an applicable margin that varies with the Company’s consolidated total leverage ratio; or

•
a BSBY rate defined as the greater of (a) the product obtained by multiplying (i) the BSBY screen rate determined as of the reference time for such interest period with a term equivalent to such interest period by (ii) the regulatory reserve rate, and (b) zero, plus, in each case, an applicable margin that varies with the Company’s consolidated total leverage ratio.

The Company’s borrowings under the swingline loans bear interest at the base rate plus the applicable margin.

The initial applicable margin for base rate loans is 2.25%, and the initial applicable margin for BSBY loans is 3.25%. The applicable margins will be adjusted quarterly, in each case ten (10) business days after the Administrative Agent’s receipt of the Company’s quarterly financial statements.

Interest on base rate loans is payable quarterly in arrears, and interest on BSBY loans is payable at the end of each interest period, and in the case of interest periods longer than three months, quarterly.

The Company is also required to pay a commitment fee on the difference between committed amounts under the revolving credit facility and amounts other than swingline loans actually used under the revolving credit facility, which fee initially is 0.45% per annum, subject to adjustment in the same manner as the applicable margins for interest rates.

Certain Covenants

The New Credit Facilities require the Company to meet certain financial tests, including, without limitation:

•	a consolidated total leverage ratio (consolidated total debt net of unrestricted cash and cash equivalents not exceeding $100 million/consolidated EBITDA) of not more than 4.50 to 1.00;

•	a consolidated secured leverage ratio of not more than 2.50 to 1.00 (consolidated secured debt net of unrestricted cash and cash equivalents not exceeding $100 million/consolidated EBITDA); and

•	a consolidated fixed charge coverage ratio (consolidated EBITDA/consolidated fixed charges) of not less than 1.75 to 1.00.

In addition, the New Credit Facilities contain certain customary affirmative and negative covenants.

Events of Default

The New Credit Facilities contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other material indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, certain ERISA events, judgments in excess of specified amounts and change in control.

Certain of the lenders under the New Credit Facilities or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

The foregoing description of the New Credit Facilities does not purport to be complete and is qualified in its entirety by reference to the credit agreement governing the New Credit Facilities, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Third Amended and Restated Credit Agreement, dated May 12, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are imbedded in the Inline XBRL document)

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 13, 2022	CORECIVIC, INC.

	By:	/s/ David Garfinkle
David Garfinkle Executive Vice President and Chief Financial Officer